                                                              DATE OF AGREEMENT
                                                                   3/14/02

SECURITY AGREEMENT

________________________________________________________________________________________________
 DEBTOR= S NAME AND ADDRESS                              PLEDGOR NAME AND ADDRESS

 ________________________________________________________________

Golsen Petroleum Corporation                             See Attached Signature Page
P.O.Box 705
Oklahoma City, OK 73101

_______________________________________________________________

LENDER NAME AND ADDRESS

____________________________

The Bank of Union
P.O. Box 1010
El Reno, OK 73036

____________________________

 I. GRANT OF SECURITY INTEREST. For value received, the Undersigned whether one or more (hereinafter individually referred to as A Debtor@ or A Pledgor@ as their capacities are above set forth) hereby grants to Lender named above a security interest in the property described in Paragraph II, which property is hereinafter referred to collectively as A Collateral@ .. This security interest is given to secure all the obligations of the Debtor and of the Pledgor to Lender as more fully set forth in Paragraph III and IV hereof.

II. COLLATERAL. The Collateral includes: (A) All specifically described Collateral; (B) All proceeds of Collateral; and (C) Other property as indicated below.

 ________________________________________________________________
(A) SPECIFICALLY DESCRIBED COLLATERAL
________________________________________________________________

 See attached Exhibit "A"

(B)  ALL PROCEEDS of the specifically described Collateral regardless of kind, character or form (including, but not limited to, renewals, extensions, redeposits, reissues or any other changes in form of the rights represented thereby), together with any stock rights, rights to subscribe, liquidating dividends, stock dividends, dividends paid in stock or other property, new securities, or any other property to which Undersigned may hereafter become entitled to receive by reason of the specifically described Collateral; and in the event Undersigned receives any such property, Undersigned agrees immediately to deliver same to Lender to be held by Lender in the same manner as Collateral specifically described above.

(C)  OTHER PROPERTY which shall be deemed Collateral shall include all dividends and interest paid in cash on the Collateral, provided, however, that Lender at its option may permit such dividends and/or interest to be received and retained by Undersigned, but provided further, that Lender may at any time terminate such permission. Collateral shall further include without limitation, all money, funds, or property owned by Undersigned which is now or which hereafter may be possessed or controlled by Lender whether by pledge, deposit or otherwise.

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III. OBLIGATIONS SECURED BY THIS AGREEMENT. The security interest herein granted is given to secure all of the obligations of Debtor or Pledgor to Lender including: (a) The performance of all of the agreements, covenants and warranties of the Debtor or Pledgor as set forth in any agreement between Debtor or Pledgor and Lender; (b) All liabilities of Debtor or Pledgor to Lender of every kind and description, including: (1) all future advances, (2) both director and indirect liabilities, (3) liabilities due or to become due and whether absolute or contingent, and (4) liabilities now existing or hereafter arising and however evidenced; (c) All extensions and renewals of liabilities of Debtor or Pledgor to Lender for any term or terms to which Undersigned hereby consents; (d) All interest due or to become due on the liabilities of Debtor or Pledgor to Lender; (e) All expenditures by Lender involving the performance of or enforcement of any agreement, covenant or warranty provided for by this or any other agreement between the parties; and (f) All costs, attorney fees, and other expenditures of Lender in the collection and enforcement of any obligation or liability of Debtor or Pledgor to Lender and in the collection and enforcement of or realization upon any of the Collateral.

IV. FUTURE ADVANCES. It is specifically agreed that the obligations of Debtor and Pledgor secured by this Agreement include all future advances by Lender to Debtor as set forth in Paragraph III above.

V. ADDITIONAL PROVISIONS. The Undersigned agrees to the Additional Provisions set forth on the reverse side hereof, the same being incorporated herein by reference.

________________________________________________________________________________________
RECEIPT FOR COLLATERAL                                 SIGNATURES

                                                See Attached Signature Page
                                                ____________________________
                                                NAME
The Bank of Union

______________________________                  ____________________________
LENDER NAME                                     CORPORATION OR PARTNERSHIP
                                                NAME

/s/ John A. Shelley       President
_____________________     ____________          ___________________        ___________
BY John A. Shelley        TITLE                 BY                         TITLE

ADDITIONAL PROVISIONS

UNDERSIGNED EXPRESSLY WARRANTS, COVENANTS AND AGREES:

WARRANTIES AND COVENANTS

A. RECORDS AND INFORMATION

1. Financial Information. All loan applications, balance sheets, earnings statements, other financial information and other representations which have been, or may hereafter be, furnished Lender to induce it to enter into or continue a financial transaction with Debtor fairly represent the financial condition of Debtor as of the date and for the period shown therein, and all other information, reports, documents, papers and data furnished to Lender are or shall be, at the time furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give Lender a true and accurate knowledge of the subject matter. There has been no material change in the financial condition of Debtor since the effective date of the last furnished financial information which has not been reported to Lender in writing. (The provisions of this paragraph do not apply to Pledgors who are different parties from Debtor.)

2. Furnishing of Information on Collateral. Undersigned will furnish Lender information adequate to identify with accuracy all

Collateral in a form and substance and at all times as may be requested by Lender. Undersigned will also upon request deliver to Lender true copies of purchase orders, shipping and delivery receipts and invoices evidencing and describing the Collateral. Undersigned will execute such documents as Lender may from time to time require to enable Lender to perfect the security interest granted hereby and to receive proceeds of and distribution from or interests in the Collateral.

3. Inspection and Records. Undersigned will at all times maintain accurate books and records covering the Collateral. Lender is hereby given the right and privilege of making such inspections of the records as it deems necessary and of auditing or causing an audit for verification of the books and records of the Undersigned and relating to the Collateral at any time and from time to time. Undersigned agrees to assist Lender in every way necessary to facilitate such audits and verifications.

B. LIEN STATUS, INSURANCE AND ORDINARY COURSE DISPOSITION

1. Ownership Free of Encumbrances. Except for the security interest granted hereby, Undersigned now owns or will use the proceeds of the advances hereunder to become the owner of, the Collateral free from any prior liens, security interests or encumbrances, and Undersigned warrants title to and will defend the Collateral against all claims and demands of persons claiming any interest therein adverse to the Lender. Undersigned will not permit any liens or security interests other than the Lender= s security interest to attach to any of the Collateral, will not permit the Collateral to be levied upon, garnished or attached under any legal process, or permit any other thing to be done that may impair the value of the Collateral or the security interest afforded hereby.

2. Sale, Lease or Disposition of Collateral Prohibited. Undersigned shall not sell, transfer, exchange, lease, or otherwise dispose of the Collateral or any part thereof or the Undersigned= s rights therein without first obtaining the prior written consent of Lender. The consent of Lender may be conditioned upon any requirements which the Lender deems to be for its protection; and, it is understood and agreed that such consent will not be deemed to be effective unless and until such requirements and conditions have been fulfilled.

3. Financing Statement. No Financing Statement covering Collateral is on file in any public office. Undersigned agrees to join with Lender in executing one or more Financing Statements, or other instrument of encumbrance, in form satisfactory to Lender, in order to perfect, or to continue perfection of, the security interest of Lender which may arise hereunder.

4. Taxes. Undersigned shall promptly pay any and all taxes, assessments and license fees with respect to the Collateral or the use of the Collateral.

5. Adequate Insurance. Undersigned at own expense, if required by Lender, shall insure Collateral with companies acceptable to Lender against such casualties and in such amounts as prudent and adequate to protect Lender or as Lender s hall require. All insurance policies shall be written for benefit of Undersigned and Lender as their interests appear and such policies or certified copies thereof evidencing same shall be furnished to Lender within ten days of date of this agreement. All policies of insurance shall provide for at least ten days prior written notice of cancellation to Lender. Lender may act as attorney for Undersigned in the procuring of insurance, in making, adjusting, and settling claims under or cancelling such insurance and in endorsing Undersigned= s name on any drafts or checks drawn by insurers of Collateral.

EVENTS OF DEFAULT

Pledgor shall be in default under this Agreement upon the happening of any of the following events or conditions, herein called A Events of Default@:

1. Any warranty, covenant, agreement, representation, financial information or statement made or furnished to Lender by or in behalf of Debtor or Pledgor to induce Lender to enter into this Agreement, or in conjunction therewith, is violated or proves to have been false in any material respect when made or furnished.

2. Any payment required hereunder or under any note or obligation of Debtor or Pledgor to this Lender or to others is not made when due or in accordance with terms of the applicable contract.

3. Debtor or Pledgor defaults in the performance of any covenant, obligation, warranty or provision contained in any Loan Agreement or in any other note or obligation of Debtor or Pledgor to Lender or to others.

4. The occurrence of any event or condition which results in acceleration of the maturity of any obligation of Debtor or Pledgor to Lender or to others under any note, indenture, agreement or undertaking.

5. Loss, theft, substantial damage to or destruction of Collateral.

6. The making any levy against or seizure, garnishment or attachment of any Collateral, the consensual encumbrance thereof, or the sale, lease or other disposition of Collateral without the prior written consent of Lender as required elsewhere in this Agreement.

7. When in the judgment of Lender the Collateral becomes unsatisfactory or insufficient in character or value, and upon request Debtor fails to provide additional Collateral as required by Lender.

8. Any time Lender in its sole discretion believes the prospect of payment or performance of any liability, covenant, warranty or obligation of Debtor or Pledgor is impaired.

9. The death, dissolution, termination of existence or insolvency of Debtor or Pledgor, the appointment of a receiver over any part of Debtor= s property or any part of the Collateral, an assignment for the benefit of creditors or the commencement of any proceeding under any bankruptcy or insolvency law levied against Debtor or Pledgor or any guarantor or surety for Debtor or Pledgor.

REMEDIES

Upon the occurrence of an Event of Default, and at any time thereafter, Lender may at its option and without notice or demand to Debtor or Pledgor except as otherwise provided by law, exercise any and all rights and remedies provided by the Uniform Commercial Code of the state in which Lender is organized and holds its certificate of authority, as well as all other rights and remedies possessed by Lender, including, but not limited to:

1. Declare all liabilities secured hereby immediately due and payable, and/or proceed to enforce payment and performance of all liabilities secured hereby.

2. Possess all books and records evidencing or pertaining to the Collateral, and for this purpose Lender is hereby given authority to enter into and upon any premises at which such books and records or any part of them may be situated, and to remove them.

3. Apply that portion of the Collateral consisting of cash or cash equivalent items such as checks, drafts, or deposited funds against any liabilities of Debtor or Pledgor selected by Lender, and for this purpose, Undersigned agrees that cash or equivalents will be considered identical to cash proceeds. Lender shall have the right immediately and without further action by it to set off against the liabilities of Debtor secured hereby all money owned by Lender to Debtor, whether due or not due, and Lender shall be deemed to have exercised the right to set off and to have made a charge against such money at the time of any acceleration upon default even though such charges made are entered on the Lender= s books subsequent thereto.

4. Transfer any of the Collateral or evidence thereof in to its own name or that of a nominee and receive all proceeds therefrom and hold the same as security for the liabilities secured hereby to Lender or apply it on or against any such liability. Lender may also demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, release or realize upon Collateral in its own name or in the name of the Pledgor as Lender may determine.

5. Sell or otherwise dispose of the Collateral. Unless Collateral is whole or part is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Debtor and Pledgor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition is to be made. Any requirement of notice shall be met if notice is mailed, postage prepaid, to the address provided for herein at least ten days before sale or other disposition or action. Lender shall be entitled to, and Undersigned shall be liable for, all reasonable costs and expenditures incurred in realizing on its security interest, including without limitation, court costs, fees for replevin bonds, storage, repossession costs, repair and preparation costs for sale, selling costs, and reasonable attorneys= fees as set forth in any promissory note. All such costs shall be secured by the security interest in the Collateral covered herein.

6. Lender shall not be liable for failure to collect any account, enforce any contract right, or for any other act or omission on the part of Lender, its officers, agents or employees, except as the same constitutes a lack of good faith or failure to act in a commercially reasonable manner. Lender shall have acted in a commercially reasonable manner if its action or non-action is consistent with the general usage of lenders in the area of Lender= s location at the same time the action or non-action occurs, but this standard shall not constitute disapproval of any procedures which may be otherwise reasonable not require Lender to take necessary steps to preserve rights against prior parties in an instrument or chattel paper.

GENERAL

1. Expenditures of Lender. At its option and after any written notice to Undersigned required by law, such notice Undersigned hereby agrees is sufficient if mailed, postage prepaid, to the address of Undersigned provided for herein at least ten days before the commencement of the performance of the duties specified therein, it is agreed Lender may discharge taxes, liens, security interests or other encumbrances on Collateral and may pay for the repair of any damage to the Collateral, for the maintenance and preservation thereof and for insurance thereon. Undersigned shall be liable for and agrees to pay Lender for expenditures of Lender for taxes on Collateral, for the discharge of liens, security interests, or other encumbrances on the Collateral, for the repair of any damage to Collateral, and for all costs, attorneys= fees or other disbursements of Lender in connection with the foregoing. Undersigned agrees promptly to reimburse Lender for all such expenditures and until such reimbursement the amounts of such expenditures shall be considered a liability of Undersigned to Lender which is secured by this Agreement. In addition, Undersigned shall be liable for and agrees to pay Lender for all costs, attorneys= fees and other disbursements by Lender as allowed by law or provided for herein in the enforcement or collection of any note, warranty or duty of Undersigned to Lender, or in the realization upon or the enforcement or collection of any account, receivable, contract right, promissory note, chattel paper, instrument, document or other Collateral in which Lender has a security interest. Undersigned agrees promptly to reimburse Lender for all such expenditures, and until such reimbursement the amounts of such expenditures shall be considered a liability of Undersigned to Lender which is secured by this Agreement.

2. Right of Offset. Any property, tangible or intangible of Undersigned in possession of Lender at any time during the term hereof, or any indebtedness due from Lender to Undersigned and any deposit or credit balances due from Lender to Undersigned, or any of the foregoing of any party hereto, is pledged to secure payment hereof and may at any time while the whole or any part of Undersigned= s indebtedness to Lender remains unpaid, whether before or after maturity thereof, be appropriated, held or applied toward payment of any obligation of Undersigned to Lender.

3. Applicable Law. The law of the jurisdiction where Lender is organized or holds its certificate of authority the Undersigned who was entitled thereto shall control this Agreement.

4. Waivers. No act, delay or omission, including Lender= s waiver of remedy because of any default hereunder, shall constitute a waiver of any of Lender= s rights and remedies under this Agreement or any other agreement between the parties. All rights and remedies of Lender are cumulative and may be exercised singularly or concurrently, and the exercise of any one or more remedy will not be a waiver of any other. No waiver, change, modification or discharge of any of Lender= s rights or of Undersigned= s duties as so specified or allowed will be effective unless in writing and signed by a duly authorized officer of Lender, and any such waiver will not be a bar to the exercise of any right or remedy or any subsequent default. Undersigned hereby waives: (a) all demands and notices of any action taken by Lender under the Agreement or any other agreement between the parties or in connection with any notes; (b) an indulgence of Lender; and (c) any substitution for, exchange of, or release of all or any part of the Collateral or of other Collateral securing obligations of Debtor to Lender. Undersigned also consents to the addition or release of any person liable on any obligation of Debtor or Undersigned to Lender.

5. Agreement Binding on Assigns. This agreement shall inure to the benefit of the successors and assigns of Lender and shall be binding upon the heirs, executors, administrators, successors and assigns of Undersigned.

6. Rights of Lender Assignable. Lender at any time and at its option may pledge, transfer or assign its rights under this Agreement in whole or in part, and any pledgee, transferee, or assignee shall have all the rights of Lender to the rights or parts thereof so pledged, transferred or assigned. The rights of the Undersigned hereunder may not be assigned.

7. Joint and Several Responsibility of Pledgor. If more than one Undersigned executes the Agreement, their responsibility hereunder shall be joint and several and the reference to undersigned herein shall be deemed to refer to each Undersigned signing this Agreement.

8. Separability of Provisions. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

9. Copies. A carbon, photographic, or other reproduction of this Security Agreement or of any financing statement prepaid or filed with respect hereto is sufficient as a financing statement.

10. Notice of Name Change, etc. Undersigned will immediately notify Lender of any change in his, her, its or their name, identity, or organizational or corporate structure.

EXHIBIT "A"

ATTACHED AND FORMED A PART OF A SECURITY AGREEMENT DATED 3/14/02 BY AND BETWEEN GOLSEN PETROLEUM CORPORATION AND BANK OF UNION.
CERT #	SHARES	OWNER	STOCK
21	1000	GOLSEN PETROLEUM	LSB INDUSTRIES PREFERRED STOCK
22	1000	GOLSEN PETROLEUM	LSB INDUSTRIES PREFERRED STOCK
23	1000	GOLSEN PETROLEUM	LSB INDUSTRIES PREFERRED STOCK
24	1000	GOLSEN PETROLEUM	LSB INDUSTRIES PREFERRED STOCK
46	12000	SBL CORP	LSB INDUSTRIES PREFERRED STOCK
10783	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10782	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10781	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10780	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10779	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10778	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10777	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10776	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10775	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10774	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10773	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10772	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10771	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10770	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10769	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10768	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10767	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10766	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10765	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10764	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10763	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10762	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10761	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10760	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
10759	20000	SBL CORP	LSB INDUSTRIES COMMON STOCK
11617	20000	SYLVIA GOLSEN TRUST	LSB INDUSTRIES COMMON STOCK
11618	20000	SYLVIA GOLSEN TRUST	LSB INDUSTRIES COMMON STOCK
11619	20000	SYLVIA GOLSEN TRUST	LSB INDUSTRIES COMMON STOCK
11620	20000	SYLVIA GOLSEN TRUST	LSB INDUSTRIES COMMON STOCK
11621	20000	SYLVIA GOLSEN TRUST	LSB INDUSTRIES COMMON STOCK
11622	20000	SYLVIA GOLSEN TRUST	LSB INDUSTRIES COMMON STOCK
11623	20000	SYLVIA GOLSEN TRUST	LSB INDUSTRIES COMMON STOCK
11624	20000	SYLVIA GOLSEN TRUST	LSB INDUSTRIES COMMON STOCK
11625	20000	SYLVIA GOLSEN TRUST	LSB INDUSTRIES COMMON STOCK
11626	20000	SYLVIA GOLSEN TRUST	LSB INDUSTRIES COMMON STOCK
3971	10000	SYLVIA H. GOLSEN	LSB INDUSTRIES COMMON STOCK
3994	10000	SYLVIA H. GOLSEN	LSB INDUSTRIES COMMON STOCK
3993	10000	SYLVIA H. GOLSEN	LSB INDUSTRIES COMMON STOCK
3992	10000	SYLVIA H. GOLSEN	LSB INDUSTRIES COMMON STOCK
3991	10000	SYLVIA H. GOLSEN	LSB INDUSTRIES COMMON STOCK
3990	10000	SYLVIA H. GOLSEN	LSB INDUSTRIES COMMON STOCK
3978	10000	SYLVIA H. GOLSEN	LSB INDUSTRIES COMMON STOCK
3977	10000	SYLVIA H. GOLSEN	LSB INDUSTRIES COMMON STOCK
3976	10000	SYLVIA H. GOLSEN	LSB INDUSTRIES COMMON STOCK
3975	10000	SYLVIA H. GOLSEN	LSB INDUSTRIES COMMON STOCK
3974	10000	SYLVIA H. GOLSEN	LSB INDUSTRIES COMMON STOCK
3973	10000	SYLVIA H. GOLSEN	LSB INDUSTRIES COMMON STOCK
3972	10000	SYLVIA H. GOLSEN	LSB INDUSTRIES COMMON STOCK
11537	40000	JACK GOLSEN	LSB INDUSTRIES COMMON STOCK
11465	60600	GOLSEN PETROLEUM	LSB INDUSTRIES COMMON STOCK
11464	60000	JACK GOLSEN TRUST	LSB INDUSTRIES COMMON STOCK

GOLSEN PETROLEUM CORPORATION	SBL CORPORATION
/S/ Jack E. Golsen	/s/ Jack E. Golsen
Jack E. Golsen, Pres	Jack E. Golsen Pres
/s/ Jack E. Golsen	/s/ Sylvia H. Golsen
JACK E GOLSEN TRUST	SYLVIA H GOLSEN TRUST
/s/ Jack E. Golsen	/s/ Sylvia H. Golsen
Jack E. Golsen, Trustee	Sylvia H. Golsen, Trustee